EXHIBIT 11

                             TYSON FOODS, INC.
                     COMPUTATION OF EARNINGS PER SHARE
                    (In millions except per share data)

                                                      Quarter Ended
                                               ---------------------------
                                                 June 29,        July 1,
                                                   1996           1995
                                               ---------------------------
Primary:

     Average common shares outstanding
     during the period                            144.9           144.7

     Net effect of dilutive stock
     options based on the treasury
     stock method using average
     market price                                    .4              .4
                                                  -----           -----
     Total common and common equivalent
     shares outstanding                           145.3           145.1
                                                  =====           =====
     Net income                                   $14.6           $57.7
                                                  =====           =====
     Earnings per share                           $0.10           $0.40
                                                  =====           =====

Fully Diluted:

     Average common shares outstanding
     during the period                            144.9           144.7

     Net effect of dilutive stock
     options based on the treasury
     stock method using the quarter-
     end market price, if higher
     than average market price                       .8              .4
                                                  -----           -----
     Total common and common equivalent
     shares outstanding                           145.7           145.1
                                                  =====           =====
     Net income                                   $14.6           $57.7
                                                  =====           =====
     Earnings per share                           $0.10           $0.40
                                                  =====           =====


EXHIBIT 11

                             TYSON FOODS, INC.
                     COMPUTATION OF EARNINGS PER SHARE
                    (In millions except per share data)

                                                   Nine Months Ended
                                               ---------------------------
                                                 June 29,        July 1,
                                                   1996           1995
                                               ---------------------------
Primary:

     Average common shares outstanding
     during the period                            144.9           144.4

     Net effect of dilutive stock
     options based on the treasury
     stock method using average
     market price                                    .4              .3
                                                  -----           -----
     Total common and common equivalent
     shares outstanding                           145.3           144.7
                                                  =====          ======
     Net income                                   $72.3          $160.4
                                                  =====          ======
     Earnings per share                           $0.50           $1.11
                                                  =====           =====

Fully Diluted:

     Average common shares outstanding
     during the period                            144.9           144.4

     Net effect of dilutive stock
     options based on the treasury
     stock method using the quarter-
     end market price, if higher
     than average market price                       .7              .3
                                                  -----           -----
     Total common and common equivalent
     shares outstanding                           145.6           144.7
                                                  =====          ======
     Net income                                   $72.3          $160.4
                                                  =====          ======
     Earnings per share                           $0.50           $1.11
                                                  =====           =====








                                    59